UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

April 22, 2014

Date of Report

(Date of earliest event reported)

THE RYLAND GROUP, INC.

(Exact Name of Registrant as Specified in Charter)

Maryland	001-08029	52-0849948
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3011 Townsgate Road, Suite 200, Westlake Village, California 91361-3027

(Address of Principal Executive Offices) (ZIP Code)

Registrant’s telephone number, including area code: (805) 367-3800

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

[ ] Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07                                           Submission of Matters to a Vote of Security Holders

On April 22, 2014, The Ryland Group, Inc. (the “Company”) held its 2014 Annual Meeting of Stockholders.  Proxies representing 41,701,071 shares of common stock eligible to vote at the meeting, or 89.6 percent of the 46,559,600 outstanding shares, were voted.  The final results for each of the matters submitted to a vote of stockholders at the Annual Meeting are as follows:

Proposal 1:  To elect eight Directors to serve until the next Annual Meeting of Stockholders or until their successors are elected and shall qualify:

Nominee	For	Against	Abstain	Broker Non-Vote

William L. Jews	38,217,635	120,590	97,418	3,265,427
Ned Mansour	38,206,450	131,017	98,176	3,265,427
Robert E. Mellor	38,194,374	145,098	96,171	3,265,427
Norman J. Metcalfe	38,206,979	131,991	96,673	3,265,427
Larry T. Nicholson	38,257,151	82,471	96,021	3,265,427
Charlotte St. Martin	38,221,298	118,008	96,337	3,265,427
Thomas W. Toomey	38,311,868	27,604	96,171	3,265,427
Robert G. van Schoonenberg	38,311,163	28,308	96,172	3,265,427

Proposal 2:  Advisory vote on the compensation program for the Company’s named executive officers:

For	Against	Abstain	Broker Non-Vote

37,467,546	608,025	360,072	3,265,427

Proposal 3:  Ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2014:

For	Against	Abstain	Broker Non-Vote

41,446,825	145,903	108,343	-0-

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE RYLAND GROUP, INC.

Date: April 22, 2014	By:	/s/ Timothy J. Geckle
Timothy J. Geckle
Senior Vice President, General Counsel
and Secretary